UNITED STATES PATENT AND TRADEMARK OFFICE

Commissioner for Trademarks
P.O. Box 1451
Alexandria, VA 22313-1451
www.uspto.gov

Sep 2, 2015

NOTICE OF PUBLICATION

1. Serial No.:
   86-613,235

2. Mark:
   HOVERINK
   (STANDARD CHARACTER MARK)

3. International Class(es):
   41

4. Publication Date:
   Sep 22, 2015

5. Applicant:
   Hoverink International Holdings, Inc.

The mark of the application identified appears to be entitled to registration. The mark will, in accordance with Section 12(a) of the Trademark Act of 1946, as amended, be published in the *Official Gazette* on the date indicated above for the purpose of opposition by any person who believes he will be damaged by the registration of the mark. If no opposition is filed within the time specified by Section 13(a) of the Statute or by rules 2.101 or 2.102 of the Trademark Rules, the Commissioner of Patents and Trademarks may issue a notice of allowance pursuant to section 13(b) of the Statute.

Copies of the trademark portion of the *Official Gazette* containing the publication of the mark may be obtained from:

The Superintendent of Documents
U.S. Government Printing Office
PO Box 371954
Pittsburgh, PA 15250-7954
Phone: 202-512-1800

By direction of the Commissioner.

Email Address(es):

VSapphire@mrllp.com
Trademarks@mrllp.com